LEASE AGREEMENT
                                   WITH
                            OPTION TO PURCHASE


          THIS LEASE AGREEMENT WITH OPTION TO PURCHASE (this
"Lease") is entered into as of June 3, 1996, between THORN APPLE
VALLEY, INC., a Michigan corporation ("Landlord"), and
CONTINENTAL DELI FOODS, INC., a Delaware corporation ("Tenant"), with respect to the following:

        (i) On or about May 30, 1995, Landlord acquired from Concordia Foods Corporation, a Delaware corporation ("Concordia"), an affiliate of Tenant, the Facility pursuant to an Asset Purchase Agreement dated as of April 29, 1995, by and among Landlord, as purchaser, and Doskocil Companies, Incorporated, a Delaware corporation, Wilson Foods Corporation, a Delaware corporation, Concordia, Dixie Foods Company, a Delaware corporation, and Shreveport Foods Company, a Delaware corporation, collectively as sellers (the "Purchase Agreement");

       (ii) Landlord has had title to and possession of the Facility since May 30, 1995 (the "Acquisition Date");

      (iii) Tenant desires to lease the Facility from Landlord and obtain from Landlord an option to purchase the Facility, and Landlord desires to lease the Facility to Tenant and grant to Tenant an option to purchase the Facility.

          NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

          1. DEMISE OF PREMISES. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, on all of the terms and conditions in this Lease, the real and personal property described in this Section 1 (collectively, the "Facility").

               1.1 Land. All of Seller's right, title, and interest in and to the real property described on Schedule 1.1 hereto and all improvements thereon and appurtenances thereto and all interest, if any, of Landlord in strips or gores, if any, between the tract and abutting properties and any land lying in or under any street, alley, road, or right-or-way, opened or proposed, abutting or adjacent to the tract (the "Land").

               1.2 Machinery and Equipment. All of Seller's right, title and interest in and to the furniture, fixtures, machinery, equipment, tooling, and tools currently at the Facility, whether or not listed on Schedule 1.2, and the additional items of machinery and equipment listed on Schedule
1.2 to be delivered, at Tenant's option, either to the Facility or to Tenant's plant in Cherokee, Iowa prior to the commencement of the term of this Lease (collectively, the "Machinery and Equipment").

               1.3 Books and Records. Copies of all of the operating data and records of the Facility, including, without limitation, copies of books, records, technical and repair data and manuals.

          2. LANDLORD'S REPRESENTATIONS AND WARRANTIES. To induce Tenant to enter into this Lease and accept possession of the Facility, Landlord represents and warrants to Tenant as follows:

               2.1 Organization and Qualification. Landlord is a corporation duly organized, validly existing, and in good standing under the laws of the State of Michigan and has the requisite corporate power and authority to carry on its business as it is now being conducted. Landlord is duly qualified to do business and in good standing as a foreign corporation in Missouri.

               2.2    Due Authorization.  Landlord has full
corporate power and authority to enter into and perform this Lease and to consummate the transactions contemplated hereby.
The execution, delivery, and performance by Landlord of this Lease have been, and the execution, delivery, and performance by Landlord of all other agreements and transactions contemplated hereby and thereby have been or prior to Closing will be, duly authorized and approved by all requisite corporate action on the part of Landlord. This Lease has been, and the other agreements contemplated hereby, when executed, will be, duly executed and delivered by Landlord and, assuming the due authorization, execution, and delivery hereof and thereof by the other parties hereto or thereto, this Lease constitutes and, when executed, each of the other agreements contemplated hereby will constitute, a valid and binding obligation of Landlord, enforceable against Landlord in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, and similar laws affecting creditors' rights generally from time, to time and to general principles of equity.

               2.3 No Violation. The execution, delivery, and performance by Landlord of this Lease and the other agreements and transactions contemplated hereby and thereby will not cause Landlord to violate any provision of its Articles of Incorporation or Bylaws. Except as described on Schedule 2.3 hereto, Landlord is not subject to or obligated under any provision of (i) any contract, indenture, deed of trust, mortgage, loan agreement or other instrument or other agreement,
(ii) any license, franchise or permit, or (iii) any law (other than laws applicable to bulk sales transactions compliance with which is waived by Tenant under Section 24.7), rule, regulation, order, judgment, or decree, which would be breached or violated or in respect of which a right of termination or acceleration or any encumbrance, charge, or lien on any portion of the Facility would be created by Landlord's execution, delivery, and performance of this Lease or the other agreements and transactions contemplated hereby and thereby except for those breaches, defaults, and violations that would not have a material affect on the Facility.

               No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority or other person or entity (whether or not governmental) is required in connection with this Lease and the consummation of the transactions contemplated hereby, except as described on Schedule 2.3 hereof.

               2.4 Permits. To Landlord knowledge, there are no permits, licenses, or other approvals of any kind required by any governmental authority in connection with the use and occupancy of the Facility as a food processing plant, except those required prior to the Acquisition Date and those listed on
Schedule 2.4 hereto (the "Permits"). Landlord has not received notification of the violation, revocation, or nonrenewal, nor has it received notice of threatened revocations or nonrenewals, of any material Permit, and to the knowledge of Landlord (i) no violation of any of the Permits has occurred at any time since the Acquisition Date that would result in a material adverse effect on the operation of the Facility or the business of the Facility, (ii) all the material Permits are in full force and effect, and (iii) no action has been taken since the Acquisition Date by Landlord which would constitute a violation of any of the Permits.

               2.5 Title. Title to the Facility is in the same state in all material respects as it was on the Acquisition Date. Except as set forth in Schedule 2.5 and the Permitted Exceptions described in Section 6.4, Landlord owns good and marketable indefeasible title to all of the Facility, in each case subject to no liens, mortgages, pledges, privileges, adverse claims, security interest, encumbrances, or charges of any kind.
Schedule 1.2 lists all items of machinery and equipment at the Facility or to be delivered, at Tenant's option, either to the Facility or to Tenant's plant in Cherokee, Iowa prior to the commencement of the Term.

               2.6    Packaging Equipment.  Landlord has
delivered to Tenant a complete and accurate copy of the agreement pursuant to which Landlord used the packaging film equipment at the Facility (the "Packaging Equipment Agreement"), which is in full force and effect. Neither Landlord nor, to Landlord's knowledge, the other party to the Packaging Equipment Agreement is in default thereunder or would be in default with the giving of notice or passage of time or both.

               2.7    Condition of Facility.

                      2.7.1     Condition of the Facility.  To
the best of Landlord's knowledge, the Facility is in the same general state as it was on the Acquisition Date, ordinary wear and tear excepted. Except as expressly otherwise set forth in this Lease, the Facility shall be leased to Tenant, on an "AS IS, WHERE IS," BASIS, WITHOUT ANY REPRESENTATION OR WARRANTY WHATSOEVER, EITHER ORAL OR WRITTEN, EXPRESS OR IMPLIED, AS TO THE CONDITION OF SUCH PROPERTY OR FITNESS OF SUCH PROPERTY FOR ANY PARTICULAR OR GENERAL USE OR PURPOSE OR FOR TENANT'S OR LANDLORD'S BUSINESS OR AS TO MATERIALITY, MERCHANTABILITY, OR VALUE OF THE FACILITY. LANDLORD HEREBY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES AND REPRESENTATIONS MADE TO TENANT BY ANY PERSON, WHETHER RELATING TO THE CONDITION, THE OPERATION OR OTHERWISE OF THE FACILITY, EXCEPT AS HEREIN EXPRESSLY SET FORTH.

                      2.7.2     Utilities.  Adequate public sani-
tary and storm sewers, public water facilities, and other public utilities necessary to operation of the Facility are installed and operational to the same extent as on the Acquisition Date. All utilities enter such property either through adjoining public streets or within recorded easements. To Landlord's knowledge, there has not been any notification of any increase or proposed increase in the rates charged for the utilities from the rates currently in effect.

                      2.7.3     Compliance.  Landlord has not re-
ceived any notification or other document from any governmental authority or any other person regarding any alleged violation of, or that Landlord may have liability under any Environmental Laws or applicable zoning, building, or other law, ordinance, code, or regulation involving the Facility, except where the failure to comply with such notification or document would not have a material adverse effect on the use by Tenant of the Facility.

               2.8 Commissions. No broker or finder has acted directly or indirectly for Landlord in connection with this Lease or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder's fee or other commission in respect thereof based in any way on agreements, arrangements, or understandings made by or on behalf of Landlord.

               2.9 Legal Proceedings, Defaults. There is no legal, administrative, arbitration, or other proceeding pending or outstanding order, writ, injunction, or decree of any court, government or governmental authority or arbitration, of which Landlord has notice (or to the knowledge of Landlord, which has been threatened), against Landlord or relating to the Facility which, if resolved against Landlord, would have a material adverse effect on the Facility. Landlord has not received notice of any default under any contract or agreement binding upon it, the effect of which would have a material adverse affect on the Facility.

               2.10 No Condemnation. Landlord is not aware of any pending or threatened condemnation of any portion of any of the Facility.

               2.11 No Notice of Violations. Landlord has not received notice of any alleged failure of Landlord to comply with any applicable governmental requirements in respect of the use or occupation of the Facility, including, but not limited to, environmental, zoning, platting, and other land use requirements which have not been heretofore corrected to the satisfaction of the appropriate governmental authority, and Landlord has not received notice of or does not have knowledge of any violations or investigations relating to any such governmental requirement. Landlord has not received advice from any of its mortgagees or from any insurer of the Facility or any part thereof requesting any improvements, alterations, additions, corrections, or other work in, on, or about the Facility. Landlord will promptly notify Tenant if Landlord receives any such notice.

               2.12 No Defaults. Landlord has not received no-tice that it has committed any default or breach of any covenants, conditions, restrictions, rights-of-way, or easements which pertain to the Facility or any portion thereof, and to Landlord's knowledge no such default or breach now exists.

               2.13 Special Assessment. No special or general assessments have been levied against all or any part of the Facility, nor to Landlord's knowledge have any such assessments been threatened.

               2.14 Information Correct. To the best of Land-lord's knowledge, the lists, documents, data, and information re-quired to be delivered by Landlord to Tenant pursuant to this Lease are materially complete and correct. Landlord shall promptly inform Tenant of any material changes in the condition of the Facility not reflected in said documentation.

               2.15 Public Improvements. No notices issued since the Acquisition Date calling attention to the need for any unperformed curbing, recurbing, paving, repaving, or other construction, improvements, or work on or about the Facility or any streets or roads abutting the Facility, or the removal of any nuisance from the Facility or any of the foregoing are outstanding. All street paving, curbing, sewer installation, or other public improvements constructed or installed at the Facility since the Acquisition Date or that have been ordered to be constructed or installed since the Acquisition Date and for the cost of which the Facility is assessable have been paid for and will not be assessed and all assessments have been paid in full.

               2.16 Taxes. For the year 1996 and subsequent years, Landlord has not received notice of any proposed increase in the assessed valuation of the Facility or any portion thereof.

               2.17 Assessed Value. The assessed values for real estate ad valorem and taxes on the Facility for year 1995 which assessments have been made on a fully completed building basis are set forth on Schedule 2.17.

               2.18 Zoning Notices. The zoning classification of the Facility is Industrial.

               2.19 Landlord Not a Foreign Person. Landlord is not a foreign person as defined in Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended.

               2.20   Environmental Warranties.  Since the
Acquisition Date there has been no release at the Facility of any Hazardous Materials. To the knowledge of Landlord, the Facility is free of friable asbestos and is free of PCB's, and does not have levels of radon gas requiring abatement or remediation.

               2.21 Receipt of Notification. If Landlord has received a notification or other document stating that there has been a violation, default, or problem with respect to any matter described in Section 2 (including, for example, with respect to Environmental Laws, utilities, zoning assessments, or other mat-
ters) and the alleged violation, default, or problem related to matters arising prior to the Acquisition Date, Tenant shall accept the Facility subject to such notice or other document.

          To the best of Landlord's knowledge, no fact, condition, or occurrence exists or has occurred that is related in any way to the Facility (except as may have existed prior to the Acquisition Date) that would afford any governmental agency or any other person the right to require abatement or remediation under the Environmental Laws or obtain relief of any material kind under the Environmental Laws from Landlord or Tenant. To Landlord's knowledge, Landlord has delivered to Tenant full, accurate, and complete copies of any and all reports, studies, tests, and other information in Landlord possession relating to the issue of the presence or suspected presence of any Hazardous Materials at the Facility. Landlord shall promptly following its receipt thereof, furnish to Tenant full, accurate, and complete copies of any such reports, studies, tests, and other information hereafter obtained by Landlord.

          3. TENANT'S REPRESENTATIONS AND WARRANTIES. To induce Landlord to enter into this Lease, Tenant represents and warrants to Landlord as follows:

               3.1 Organization and Qualification. Tenant is a corporation duly organized, validly existing, and in good standing under the laws of Delaware and has the requisite corporate power and authority to carry on its business as it is now being conducted. Tenant is duly qualified to do business and in good standing as a foreign corporation in the state of Missouri.

               3.2    Due Authorization.  Tenant has full
corporate power and authority to enter into and perform this Lease and all other agreements and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance by Tenant of this Lease has been, and the execution, delivery, and performance by Tenant of all other agreements and transactions contemplated hereby have been duly authorized and approved by all requisite corporate action on the part of Tenant. This Lease has been, and the other agreements contemplated hereby, when executed, will be, duly executed and delivered by Tenant and, assuming the due authorization, execution, and delivery hereof and thereof by the other parties hereto and thereto, this Lease constitutes and, when executed, each of the other agreements contemplated hereby will constitute, a valid and binding obligation of Tenant, enforceable against Tenant in accordance with its terms subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, and similar laws affecting creditors' rights generally from time to time, and to general principles of equity.

               3.3 No Violation. The execution, delivery, and performance by Tenant of this Lease and the other agreements and transactions contemplated hereby will not cause Tenant to violate any provision of its Certificate of Incorporation or Bylaws. Tenant is not subject to or obligated under any provisions of (i) any contract, indenture, deed of trust, mortgage, loan agreement, or other agreement, (ii) any license, franchise, or permit, or
(iii) any law, rule, regulation, order, judgment, or decree, which would be breached or violated or in respect of which a right of termination or acceleration or any encumbrance, charge, or lien on any portion of the Facility would be created by Tenant's execution, delivery, and performance of this Lease or the other agreements and transactions contemplated hereby. No consent, approval, or authorization of, or declaration, filing, or registration with, any governmental or regulatory authority or other person or entity (whether or not government) is required in connection with the execution and delivery of this Lease and the consummation of the transactions contemplated hereby.

               3.4 Commissions. No broker or finder has acted directly or indirectly for Tenant in connection with this Lease or any other agreement or the transactions contemplated hereby or thereby, and no broker is entitled to any brokerage or finder's fee or other commission in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of Tenant.

          4. USE OF FACILITY; QUIET ENJOYMENT. Tenant may occupy and use the Facility for any lawful purpose. Landlord warrants peaceful and quiet occupation and enjoyment of the Facility by Tenant.

          5. TERM. The term of this Lease (the "Term") shall commence on June 3, 1996, the date on which Landlord shall deliver possession of the Facility, and shall expire on May 31, 1997.

          6.   RENT.

               6.1 Deposit. Landlord acknowledges the receipt from Tenant of a deposit of $100,000. Upon the performance by Landlord of its obligations described in Section 6.4, Tenant shall pay Landlord the additional deposit of $400,000. These amounts shall be referred to as the "Deposit". The Deposit shall be nonrefundable except as provided in this Lease. Landlord shall be entitled to retain and fully and immediately enjoy the Deposit after satisfying the requirements of Section 6.4 of this Lease.

               6.2 Base Rent. Tenant shall pay base rent in the amount of $13,333.33 in advance on the first day of the Term and on the same day of each succeeding calendar month during the Term (the "Base Rent").

               6.3 Additional Rent. Tenant shall pay when due, as additional rent, all real and personal property taxes that relate to the Facility, and the cost of all utilities, and all other amounts, liabilities, and obligations that relate to Tenant's operation of the Facility. Tenant shall also pay to Landlord on demand, as additional rent, interest at the rate of the "prime rate" announced from time to time by Chemical Bank, plus 2% (but not exceeding the maximum amount permitted by law) on all overdue installments of Basic Rent and on all overdue amounts of additional rent relating to obligations that Landlord shall have paid on behalf of Tenant, in either case, from the due date thereof until paid in full.

               6.4    Landlord's Obligations.

                      6.4.1     Surveys.  Within 30 days after
the date of this Lease, Landlord, at its expense, shall deliver to Tenant six copies of a plat of a survey of the Land. The survey shall be performed by Archer Engineers or another licensed surveyor reasonably acceptable to Landlord and Tenant. The plat shall be dated no earlier than 30 days prior to the date of this Lease and shall be certified to Landlord, Tenant, any lender designated by Tenant, and the Title Company (as defined below) as having been made in compliance with applicable law and in accordance with the Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys or substantially equivalent Missouri standards. The plat shall show flood zone designation, all improvements in addition to buildings, visible and recorded easements, indication of access to a public way such as curb cuts and driveways, recorded rights-of-way, encroachments, and total area. The legal description of the real property on the plat shall coincide exactly with the legal description in the Title Commitment (as defined below). Anything herein to the contrary notwithstanding, a plat that shows materially the same matters as the plat prepared by Archer Engineers dated May 26, 1995, in connection with the acquisition of the Facility by Landlord shall be acceptable to Tenant.

                      6.4.2     Title Review/UCC Searches.
Within 15 days after the date of this Lease, Landlord, at its expense, shall deliver to Tenant a commitment for an owner's policy of title insurance for the Land (the "Title Commitment") along with copies of all documents described in the Title Commitment that are the basis for exceptions to coverage and complete and accurate copies of all recorded and unrecorded real property agreements, easements, rights-of-way agreements, restrictive covenants, and encumbrances relating to the Facility that are in the possession of Landlord or of which Landlord is aware and to which it has access (the "Underlying Documents"). The commitment shall be issued by Chicago Title Insurance Company or another title insurance company reasonably acceptable to Landlord and Tenant (the "Title Company") and shall be dated no earlier than 30 days prior to the date of this Lease. The commitment shall name Tenant as the proposed insured and pro-vide for coverage in the amount of the Purchase Price with standard exceptions deleted and zoning endorsements. Tenant shall have a period (the "Review Period") ending five days after the date on which Tenant receives the Title Commitment, the Underlying Documents, the plat, and the tax lien and UCC searches described below in which to notify Landlord of any objections Tenant has to any Major Title Defects (as defined below) disclosed in the Title Commitment and the plat, as well as Minor Title Defects (as defined below). Any Major Title Defects or Minor Title Defects that are disclosed in the Title Commitment or the plat to which Tenant does not object in writing within the Review Period or which Tenant subsequently waives shall be deemed to be permitted exceptions to the status of Landlord's title (the "Permitted Exceptions"). With regard to Major Title Defects to which Tenant does object within the Review Period, Landlord shall have 15 days after receipt of Tenant's written objections in which to cure such objections or secure the undertaking of the Title Company to insure Tenant against such matters. If Landlord is unable or elects not to cure such objections or obtain a commitment for insurance against such matters, Tenant, at its option, may terminate this Lease on ten days notice, in which event Landlord shall immediately return the Deposit. With respect to Minor Title Defects to which Tenant does object within the Review Period, Landlord shall use reasonable efforts to cure or remove such matters within 60 days. However, Tenant shall have no right to terminate this Lease on the basis of Minor Title Defects.

          The term "Major Title Defect" means any condition of title that arose on or after the Acquisition Date and that will materially interfere with Tenant's operation of the Facility in the manner in which Landlord has operated such Facility over the past twelve months, including, without limitation: (i) any encroachment of an improvement on the real estate that is not part of a Facility for which Tenant cannot obtain insurance against forced removal of the encroaching portion of the improvement; (ii) any defect in Landlord's chain of title which would prevent Landlord from being able to convey marketable title in fee simple at the Closing; (iii) any lack of access or easements necessary to allow continued operation of the Facility in the manner in which Landlord operated the Facility; (iv) material violations of zoning laws or regulations; and (v) any lien, claim, or encumbrance securing an obligation. Any Major Title Defect shall be determined and cured in accordance with the title examination standards of the state of Missouri. "Minor Title Defects" means any deficiency of title that arose on or after the Acquisition Date and that is not a Major Title Defect.

          Permitted Exceptions shall also include real estate taxes for the year of the closing and subsequent years (which shall be prorated in accordance with this Lease) and those matters that are disclosed in the commitment and plat to which Tenant consents or which Tenant waives pursuant to this Lease.

                      6.4.3     UCC and Tax Searches.  Within 15
days after the date of this Lease, Landlord, at its expense, shall deliver to Tenant appropriate tax lien and UCC searches showing no security interests, liens, or encumbrances on any portion of the Facility other than those created by, through, or under Tenant.

                      6.4.4     Resolutions.  Upon the execution
of this Lease, Landlord shall deliver to Tenant copies of the resolutions duly adopted by the board of directors of Landlord authorizing the execution, delivery, and performance by Landlord of this Lease and all actions and documents contemplated by this Lease, which copies shall be certified by the corporate secretary of Landlord; and

                      6.4.5     Incumbency Certificate.  Upon the
execution of this Lease, Landlord shall deliver to Tenant a duly executed incumbency certificate for the officers of Landlord exe-cuting any documents delivered in connection with this Lease.

                      6.4.6     Grant of Inspection.  Upon the
execution of this Lease, Landlord shall transfer to Tenant the U.S.D.A. Grant of Inspection for the Facility and shall thereafter cooperate with Tenant's efforts to cause the Grant of Inspection to be reactivated for the Facility.

                      6.4.7     Packaging Equipment.  Upon the
execution of this Lease, Landlord shall assign the Packaging
Equipment Agreement to Tenant.

                      6.4.8     Title.  Anything to the contrary
notwithstanding, if Landlord's title to the Facility is, in all material respects, equivalent or better than it existed as of the Acquisition Date, it shall be acceptable to Tenant.

          7. NET LEASE; NON-TERMINABILITY. The Base Rent, additional rent, and all other amounts payable under this Lease by Tenant shall be paid without notice or demand and without set-off, counterclaim, abatement, suspension, deduction, or defense. It is the intention of the parties hereto that the obligations of Tenant under this Lease shall be separate and independent covenants and agreements, that the Base Rent, the additional rent, and all other amounts payable by Tenant hereunder shall continue to be payable in all events, and that the obligations of Tenant hereunder shall continue unaffected.

          8. TAXES AND ASSESSMENTS; COMPLIANCE WITH LAWS. Tenant shall pay when due all taxes and assessments levied upon or assessed against the Facility. Any taxes or assessments for periods of time between the Acquisition Date and the commencement of the Term shall be prorated between Landlord and Tenant.
Tenant shall, at its expense, comply with and shall cause the Facility to comply with all governmental statutes, laws, rules, orders, regulations, and ordinances affecting the Facility or the use thereof. Tenant shall, at its expense, comply with the requirements of all policies of insurance that at any time may be in force with respect to the Facility.

          9. LIENS; ENCUMBRANCES. Except with respect to a leasehold deed of trust and a security interest in favor of Chemical Bank, as collateral agent for certain secured parties, Tenant will not, directly or indirectly, encumber the Facility or create or permit to be created or to remain, and will promptly discharge, at its expense, any mortgage, lien, encumbrance, or charge on, pledge of, or conditional sale or other title retention agreement with respect to the Facility or the leasehold created by this Lease. Nothing contained in this Lease shall be construed as constituting the consent or request of Landlord, expressed or implied, of any contractor, subcontractor, laborer, materialman, or vendor to or for the performance of any labor or services or the furnishing of any materials for any construction, alteration, addition, repair, or demolition of or to the Facility or any part thereof. Landlord will not be liable for any labor, services, or materials furnished or to be furnished to Tenant, or to anyone holding the Facility or any part thereof through or under Tenant, and no mechanic's or other liens for any such labor, services, or materials shall attach to or affect the interest of Landlord in and to the Facility.

          10. INDEMNIFICATION. Landlord shall not be liable or responsible in any way for, and Tenant waives and agrees to pay, and to protect, indemnify, and save Landlord harmless from, all claims against or arising out of: (i) any death or any injury of any nature whatsoever in, on, or about the Facility that may be suffered by Tenant or any employee, licensee, invitee, guest, agent, or customer of Tenant or any other person, from any cause whatsoever, or (ii) for any loss or damage or injury to any prop-erty in, on, or about the Facility belonging to Tenant or its em-ployees, agents, customers, licensees, invitees, guests, or any other person, unless such injury or damage is caused solely by the gross negligence or willful misconduct of Landlord, its employees or agents. Without limiting the generality of the foregoing, Landlord shall not be liable for any damage or damages of any nature whatsoever to property caused by explosion, fire, theft, or breakage, by sprinkler, drainage, or plumbing systems, by failure for any reason to supply adequate drainage, by the interruption of any public utility or service, by steam, gas, water, rain, or other substances leaking, issuing, or flowing into any part of the Facility, by natural occurrence, acts of the public enemy, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority, or for any damage or inconvenience which may arise as a result of the repair, maintenance, or alteration of any part of the Facility, unless such injury or damage is caused solely by the gross negligence or willful misconduct of Landlord, its employees or agents. In addition, Landlord shall not be liable for any loss or damage for which the Tenant is required to insure, nor for any loss or damage resulting from any construction, alter-ations, or repair of the Facility, unless such injury or damage is caused solely by the gross negligence or willful misconduct of Landlord, its employees or agents.

          11.  MAINTENANCE AND REPAIR.  Tenant will, at its ex-

pense, keep and maintain the Facility in good repair and condition. The foregoing notwithstanding, Landlord shall be responsible for up to $200,000 of the cost of all repairs, maintenance, and alterations to the Facility to the extent that such are necessary as a result of events occurring on or after the Acquisition Date to bring the Facility into compliance with all applicable laws, regulations, codes, ordinances, and restrictions at the commencement of the Term.

          12. ALTERATIONS. Tenant may alter or construct any nonstructural improvement in the Facility and any structural im-provement costing less than $100,000 without Landlord's consent. Landlord shall not unreasonably withhold or delay the consent to any other alteration or construction and shall be deemed to have consented if it does not deny consent within five days after re-ceipt of Tenant's request for consent. Any alteration of the Fa-cility shall be performed in a good and workmanlike manner and expeditiously completed in compliance with all applicable laws, ordinances, orders, rules, regulations, and requirements.

          13.  INSURANCE.

               13.1 Hazard Insurance. Tenant shall maintain, at Tenant's expense, throughout the Term, a policy or policies of insurance insuring Tenant and Landlord against all risks of direct physical loss, subject to standard exclusions covering all improvements to the Facility to the extent of not less than the full insurable value of such property. The term "full insurable value" means actual replacement cost of the Facility less the cost of the land.

               13.2   Liability Insurance.  Tenant shall
maintain, at Tenant's expense, throughout the Term, a policy or policies of general public liability insurance insuring Tenant and Landlord against all liability for bodily/personal injury to or death of any person occasioned by or arising out of or in connection with the occupancy of the Facility, such policy or policies to have not less than $5,000,000 combined single limit coverage.

               13.3 Policies. Prior to taking possession of the Facility Tenant shall furnish evidence satisfactory to Landlord of the maintenance of all insurance required by this
Section 13, including certificates of such insurance and evidence of the payment of premiums therefor, and will obtain a written obligation on the part of each insurance company to notify Landlord at least 30 days prior to cancellation or material change of any such insurance.

               13.4 Subrogation. Tenant hereby waives any cause of action which Tenant or anyone claiming by through, or under it, by subrogation or otherwise, might now or hereafter have against Landlord on account of any loss or damage which is insured against under any insurance policy that names Tenant as a party insured. Tenant shall provide Landlord a waiver of subrogation endorsement, satisfactory to Landlord, to all policies of insurance maintained pursuant to this Lease.

               13.5 Companies. The insurance required by this Lease shall be written by companies (including such co-insurers and reinsurers) of recognized financial standing that are authorized to do insurance business in Missouri, and such insurance shall name Tenant as the insured party and Landlord as an additional insured party as its interests may appear.

          14.  CONDEMNATION AND CASUALTY.

               14.1   Condemnation.  If any proceedings are
instituted for the taking of any portion of the Facility for public use or purpose under the power of eminent domain, or any transfer of any portion of the Facility in lieu of or under threat of any such taking is agreed to by Landlord, Landlord shall promptly notify Tenant. In the event of any such taking or transfer of more than 30% of the Facility then, at the option of Tenant, to be exercised by written notice not later than 30 days prior to the date possession of such portion of the Facility is to be delivered pursuant to any such taking or transfer, this Lease will terminate as of the date possession is to be so delivered. If Tenant elects to terminate this Lease pursuant to the foregoing sentence, or if less than 30% of the Facility is to be so taken or transferred, this Lease will continue unaffected except (i) the Basic Rent shall be reduced by the proportion that the fair market value of the portion of the Facility so taken or transferred bears to the fair market value of the Facility prior to such taking or transfer, and (ii) Tenant shall repair any structural damage to the Facility caused by such taking or transfer.

               14.2 Casualty. If the Facility is damaged by fire or other casualty, Tenant shall make the necessary repairs and this Lease will continue in effect. Any repairs to be made shall be limited to restoring the Facility to the condition in which it was prior to the damage.

          15. ASSIGNMENT AND SUBLETTING. Tenant may sublet all or any part of the Facility without the prior written consent of Landlord. Tenant may assign or pledge this Lease or any rights and interests under this Lease without the prior written consent of Landlord.

          16.  CONDITIONAL LIMITATIONS; DEFAULT PROVISION.

               16.1 Each of the following events and acts shall be an event of default (an "Event of Default") under this Lease:

                      16.1.1    If Tenant, at any time during the
Term shall (i) fail to make any payment of rent or other amount required to be paid by Tenant, and Tenant shall fail to make any such payment, for a period of ten days after delivery by Landlord of written notice to Tenant that any such payment has become due, or (ii) fail to observe or perform any other provision hereof for 30 days after Landlord shall have delivered to Tenant notice of such failure (provided, that in the case of any default referred to in this clause (ii) which cannot be cured by the payment of money and cannot with diligence be cured within such 30-day period, if Tenant shall proceed promptly to cure the same and thereafter shall prosecute the curing of such default with diligence and continuity, then upon receipt by Landlord of a certificate from the President or a Vice President of Tenant stating the reason that such default cannot be cured within 30 days and stating that Tenant is proceeding with diligence and continuity to cure such default, the time within which such failure may be cured shall be extended for such period as may be necessary to complete the curing of the same with diligence and continuity); or

                      16.1.2    if Tenant shall file a petition
in bankruptcy or for reorganization or for an arrangement pursuant to any present or future federal or state bankruptcy law or under any similar federal or state law, or shall be adjudicated a bankrupt or insolvent or shall make an assignment for the benefit of its creditors or shall admit in writing its inability to pay its debts generally as they become due, or if a petition or answer proposing the adjudication of Tenant as a bankrupt or its reorganization under any present or future federal or state bankruptcy law or any similar federal or state law shall be filed in any court and such petition or answer shall not be discharged or denied within 90 days after the filing thereof; or

                      16.1.3    If a receiver, trustee, or
liquidator of Tenant or of all or substantially all of the assets of Tenant or of the Facility shall be appointed in any proceeding brought by Tenant, or if any such receiver, trustee, or liquidator shall be appointed in any proceeding brought against Tenant and shall not be discharged within 90 days after such appointment, or if Tenant shall consent to or acquiesce in such appointment; or

               16.2   If an Event of Default occurs and
continues, Landlord may at its election, then or at any time thereafter while such Event of Default shall continue, give Tenant written notice of Landlord's intention to terminate the Term on a date specified in such notice. Upon the giving of such notice, the Term shall terminate on such date and all rights of Tenant under this Lease shall terminate, but Tenant shall remain liable as hereinafter provided.

               16.3   If an Event of Default occurs and
continues, Landlord, to the extent permitted by applicable law, shall have the immediate right, whether or not the Term shall have been terminated, to re-enter and repossess the Facility or any part thereof by force, summary proceedings, ejectment, or otherwise and the right to remove all persons and property therefrom. No such re-entry or taking of possession of the Facility by Landlord shall be construed as an election on Landlord's part to terminate the Term unless a written notice of such intention be given to Tenant or unless the termination of this Lease be decreed by a court of competent jurisdiction. Landlord shall be under no liability for or by reason of any such entry, repossession, or removal except that Landlord shall be liable for damage caused by its gross negligence or willful misconduct.

               16.4 At any time or from time to time after the repossession of the Facility, whether or not the Term shall have been terminated, Landlord may (but shall be under no obligation to) relet the Facility or any part thereof for the account of Tenant, in the name of Tenant or Landlord or otherwise, without notice to Tenant, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term) and on such conditions (which may include concessions or free rent) and for such uses as Landlord, in its absolute discretion, may determine, and Landlord may collect and receive any rents payable by reason of such reletting. Landlord shall not be responsible or liable for any failure to relet the Facility or any part thereof or for any failure to collect any rent due upon any such reletting.

               16.5 No expiration or termination of the term, by operation of law or otherwise, and no repossession of the Facility or any part thereof, and no reletting of the Facility, shall relieve Tenant of its liabilities and obligations hereunder, all of which shall survive such expiration, termination, repossession, or reletting.

               16.6   In the event of any expiration or
termination of the Term or repossession of the Facility by reason of the occurrence of an Event of Default, Tenant shall pay to Landlord the rent and other amounts required to be paid by Tenant to and including the date of such expiration, termination, or repossession.

               16.7 In any action to enforce any provision of this Lease, the prevailing party shall be entitled to an award of its reasonable costs and expenses, including, without limitation, its attorneys' fees and costs. In any action relating to this Lease or Tenant's use or occupancy of this Facility brought by a third party against Landlord, Tenant shall reimburse Landlord's reasonable costs and expenses incurred therein, including, without limitation, attorneys' fees and costs.

          17. ADDITIONAL RIGHTS OF LANDLORD. No right or remedy herein conferred upon or reserved to Landlord in this Lease is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given under this Lease or now or hereafter existing at law or in equity or by statute. The failure of Landlord to insist at any time upon the strict performance of any covenant or agreement or to exercise any option, right, power, or remedy contained in this Lease shall not be construed as a waiver or a relinquishment thereof for the future. A receipt by Landlord of any Base Rent, any additional rent, or any other amount payable hereunder with knowledge of the breach of any covenant or agreement contained in this Lease shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. In addition to other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief in case of the violation, or attempted or threatened violation, of any of the covenants, agreements, conditions, or provision of this Lease, or to a decree com-pelling performance of any of the covenants, agreements, condi-tions, or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity.

          18. NOTICES. All notices, requests, demands, or other communications required or permitted by this Lease shall be in writing and effective when received or upon the addressee's refusal to accept service, and delivery shall be made personally or by registered or certified mail, return receipt requested, postage prepaid, or overnight courier or confirmed facsimile transmission, addressed as follows:

               18.1   If to Landlord:

                      Thorn Apple Valley, Inc.
                      26999 Central Park Boulevard, Suite 300
                      Southfield, Michigan 48075
                      Attn:  Mr. Joel Dorfman
                             President and Chief Executive
                             Officer
                      Facsimile No.:  (810) 213-1104

                      Copy to:

                      Honigman Miller Schwartz and Cohn
                      2290 First National Building
                      Detroit, Michigan 48226
                      Attn:  Carl W. Herstein, Esq.
                      Facsimile No.:  (313) 962-0176

               18.2   If to Tenant:

                      c/o Foodbrands America, Inc.
                      1601 N.W. Expressway, Suite 1700
                      Oklahoma City, Oklahoma 73116
                      Attn:  Mr. R. Randolph Devening
                             Chairman, President and
                             Chief Executive Officer
                      Facsimile No.:  (405) 879-5568

                      Copy to:

                      McAfee & Taft
                      A Professional Corporation
                      Tenth Floor, Two Leadership Square
                      Oklahoma City, Oklahoma 73102
                      Attn:  J. Michael Nordin, Esq.
                      Facsimile No.:  (405) 235-0439

or to such other addresses as may be specified pursuant to notice given by either party in accordance with the provisions of this
Section 18.

          19. ESTOPPEL CERTIFICATES. Each party to this Lease will, at any time and from time to time, upon not less than 10 days prior request, execute, acknowledge, and deliver to the other party a statement in writing, executed by its President or any Vice President, certifying that this Lease is unmodified and in full effect (or, if there have been modifications, that this Lease is in full effect as modified, and setting forth such modifications) and the dates to which the Base Rent, additional rent, and other amounts payable hereunder have been paid, and either stating that to the knowledge of the party executing the statement no default exists hereunder or specifying each such default of which the such party may have knowledge. It is intended that any such statement by Landlord may be relief upon by any prospective purchaser or prospective lender of Tenant.

          20. SURRENDER. Upon the expiration or earlier termination of this Lease, Tenant shall peaceably leave and surrender the Facility to Landlord in the same condition in which the Facility was originally received from Landlord at the commencement of this Lease, except as repaired, rebuilt, restored, altered, or added to as permitted or required by any provisions of this Lease and except for ordinary wear and tear. Tenant shall remove from the Facility on or prior to such expiration or earlier termination all property situated thereon owned by Tenant, including, without limitation, all furniture, fixtures, equipment and machinery installed or placed in the Facility by Tenant, and the equipment covered by the Packaging Equipment Agreement, and, at its expense, shall, on or prior to such expiration or earlier termination, repair any structural damage caused by such removal. Property not so removed shall, at the option of Landlord, become the property of Landlord, and Landlord may thereafter cause such property to be removed from the Facility and disposed of, but the cost of any such removal and disposition and the cost of repairing any damage caused by such removal shall be borne by Tenant. The foregoing notwithstanding, if Tenant wrongfully abandons the Facility prior to the expiration of the Term in violation of this Lease, or if Landlord elects to terminate the Term pursuant to this Lease because of an Event of Default, Tenant may not remove from the Facility any fixtures, equipment, or machinery, except the equipment and machinery subject to a lease to which Tenant is a party (other than this Lease) or in which Tenant has granted, or is under an obligation to grant a security interest, lien, or encumbrance to any third party, and such fixtures, equipment and machinery shall become the property of Landlord without the need for payment of further consideration by Landlord to Tenant.

          21. HOLDING OVER. If Tenant continues to occupy the Facility after the expiration or other termination of the Term without the consent of Landlord, such holding over will, unless otherwise agreed by the Landlord in writing, constitute a tenancy at will at a daily rental equal to one-thirtieth (1/30) of 150% of the Base Rent.

          22. OPTION TO PURCHASE. Landlord hereby grants Tenant an option to purchase the Facility for a purchase price of $2,500,000 (the "Purchase Price"). Tenant may exercise the option by giving notice to Landlord at any time during the Term. The consummation of the sale of the Facility (the "Closing") shall be ona date acceptable to Landlord and Tenant, but in no event less than 30 nor more than 60 days after the date on which the option is exercised.

               22.1 Payment of Purchase Price. Tenant shall pay the Purchase Price in the following manner:

                      22.1.1    Deposit.  At the Closing, the
$500,000 Deposit shall be credited to the Purchase Price.

                      22.1.2    Promissory Note.  At the Closing,
Tenant shall execute and deliver to Landlord a promissory note in the form of Exhibit "A" to this Lease (the "Note") in the amount of $2,000,000. The Note shall bear interest at the rate of 8% per annum and be payable in three annual installments of $666,666.67 plus accrued interest. The first installment shall be paid on the date which is six months after the Closing; the second installment shall be paid on the date which is 18 months after the Closing; and the third installment shall be paid on the date which is 30 months after the Closing. The Note shall be secured by a first priority deed of trust, assignment of rents, and security agreement encumbering Facility (which shall not include any furniture, fixtures, equipment, and machinery installed or placed in the Facility by Tenant) and in the form of Exhibit "B" to this Lease (the "Deed of Trust"). The Deed of Trust shall be superior to any other financing, including the leasehold Deed of Trust in favor of Chemical Bank described in
Section 9, so that Landlord shall be in first priority as a secured lender with respect to the Facility.

               22.2 Closing. The Closing shall occur at a mutually agreeable time by mail, facsimile transmission, or otherwise without the need for a formal gathering, if practicable, and otherwise at 10:00 a.m. in the offices of McAfee & Taft A Professional Corporation, Tenth Floor, Two Leadership Square, 211 North Robinson, Oklahoma City, Oklahoma. At or before the Closing, Landlord and Tenant shall each take such actions and deliver to the other, or the Title Company, as appropriate, such instruments, items, and documents as are necessary to carry out the purposes of this Lease, and such instruments and documents shall be in form and substance reasonably satisfactory to the counsel for the parties. The actions to be performed and the instruments, items, and docu-ments to be delivered at the Closing shall include, but not be limited to, those described in this Section 22.

               22.3 Landlord's Acts and Deliveries. Landlord shall deliver the following:

                      22.3.1    A duly executed and acknowledged
corporation warranty deed in the form of Exhibit "C" to this Lease conveying to Tenant fee simple marketable title to the Land free and clear of any lien, claim, encumbrance, or restriction other than the Permitted Exceptions;

                      22.3.2    An owner's policy of title insur-
ance issued by the Title Company conforming to the Title Commitment (or a marked-up Title Commitment that will assure Tenant that the Title Company will issue to Tenant an owner's policy of title insurance conforming to the Title Commitment), insuring in Tenant fee simple marketable title to the Land, and providing coverage in the amount of the Purchase Price with exception for only the Permitted Exceptions (the "Owner's Policy");

                      22.3.3    A duly executed and acknowledged
Bill of Sale in the form of Exhibit "D" to this Lease conveying marketable title to the Machinery and Equipment free of any lien, claim, encumbrance, or restriction.

                      22.3.4    A duly executed affidavit from
Landlord regarding the nonforeign status of Landlord in compliance with Section 1445 of the Internal Revenue Code of 1986, as amended, and the regulations relating thereto;

                      22.3.5    A duly executed affidavit of
Landlord enabling the Title Company to insure Tenant's title to the Land without exceptions for unfiled liens and matters created, first appearing in the public records, or attaching subsequent to the effective date of the Title Commitment but prior to Tenant's acquisition of title of record to the Land;

                      22.3.6    A certificate of good standing
and certified articles of incorporation for Landlord issued by the State of Michigan and copies of the resolutions duly adopted by the board of directors of Landlord authorizing the execution, delivery, and performance by Landlord of this Lease and all actions and documents contemplated by this Lease, which copies shall be certified by the corporate secretary of Landlord; and

                      22.3.7    A duly executed incumbency
certificate for the officers of Landlord executing any documents delivered in connection with this Lease.

               22.4 Tenant's Acts and Deliveries. Tenant shall deliver the following:

                      22.4.1    The duly executed Note;

                      22.4.2    The duly executed and
acknowledged Deed of Trust;

                      22.4.3    A duly executed Missouri and
Oklahoma Uniform Commercial Code financing statements covering any portion of the Facility that is personal property.

                      22.4.4    Copies of the resolutions duly
adopted by the board of directors of Tenant authorizing the execution, delivery, and performance by Tenant of this Lease and all actions and documents contemplated by this Lease, which copies shall be certified by the corporate secretary of Tenant; and

                      22.4.5    A duly executed incumbency
certificate for the officers of Tenant executing any documents delivered in connection with this Lease. Tenant shall cooperate with Landlord's efforts to obtain a Lender's policy of title insurance at the Closing, which cooperation shall include, without limitation, execution and delivery of such affidavits as the Title Company may reasonably require.

               22.5 Costs. Landlord and Tenant agree to pay the costs of the sale of the Facility as allocated below.

                      22.5.1    Landlord shall pay:  (i) all ab-
stracting and title examination costs of the Title Company; (ii) all costs of the plat; (iii) the premium for the title insurance policy; (iii) one-half of the closing fees and expenses of the Title Company; (iv) any transfer taxes relating to the conveyance of the Facility; (v) Landlord's attorney's fees; and (vi) all taxes and fees applicable to the Deed of Trust.

                      22.5.2    Tenant shall pay:  (i) one-half
of the closing fees and expenses of the Title Company; (ii) the reasonable legal fees and expenses of Missouri counsel to Landlord for preparation of the Note and Deed of Trust; and (iii)
Tenant's attorneys' fees.

               22.6 Environmental. If prior to the Closing Tenant determines that there was a release of Hazardous Material at the Facility on or after the Acquisition Date but prior to commencement of the Term that has not been remediated in accordance with all applicable governmental standards, the following shall occur:

                      22.6.1    If the release does not require
remediation under applicable environmental laws, neither Landord nor Tenant may terminate this Lease, and both parties shall proceed to Closing. Neither this Section 22.6.1 or the consummation of the Closing shall affect Landlord's obligations to indemnify Tenant pursuant to Section 23 (except as may be limited by Section 22.6.2) or Landlord's representations and warranties in Section 2.20.

                      22.6.2    If the release requires
remediation under applicable environmental laws, one of the following may occur:

                           22.6.2.1     Landlord at its sole cost
          and expense shall remediate the release in accordance with all applicable governmental standards and the parties shall proceed to Closing.

                           22.6.2.2     With Tenant's consent
          (which may be withheld for any reason) Landlord shall permit Tenant to remediate the release and offset its actual cost of remediation of the release against all payments due under the Note and Deed of Trust, in which event Landlord's liability for the Release will be limited to amounts due under the Note and Deed of Trust.

In the event the Landlord fails to complete the remediation in accordance with Section 22.6.2.1 or Tenant does not elect to remediate release in accordance with Section 22.6.2.2, Tenant may
(i) terminate this Lease and obtain the Deposit from Landlord, or
(ii) Tenant may complete the remediation either before or after Closing and offset its actual cost of remediation of the Release against all payments due under the Note and Deed of Trust, in which event Landlord's liability for the release will be limited to the amounts due under the Note and Deed of Trust.

          23.  INDEMNIFICATION.

               23.1 Landlord's Indemnity. Landlord agrees to indemnify and hold Tenant and its affiliates, shareholders, offi-cers, directors, attorneys, agents, consultants, successors, and assigns harmless from and with respect to (i) any and all Losses related to or arising directly or indirectly out of any breach by Landlord of any covenant, warranty or representation contained in this Lease or in any agreement, schedule, exhibit or certificate delivered by Landlord to Tenant pursuant to the terms of this Lease, (ii) any and all Losses (the "Pre-Term Losses") arising directly or indirectly out of any attempt or threat (regardless of whether successful and regardless of whether litigation is commenced) by any person or entity to cause or require Tenant to pay or discharge any actual or claimed debt, obligation, liability, or commitment of or associated with Landlord which is not expressly assumed by Tenant under this Lease, (iii) any and all Losses directly or indirectly resulting from any failure of Landlord to comply with the Bulk Transfer Laws ("Bulk Sales Losses"). Except with respect to Bulk Sale Losses, Pre-Term Losses, and Losses resulting from any breach by Landlord of any of its indemnities, covenants, warranties, or representations contained in Section 2.5 or Section 2.20, Landlord shall not have any liability under this Section 23.1 unless and until, and only to the extent that, Tenant shall have incurred Losses, in the aggregate, in excess of $50,000 ("Landlord's Cushion").

               23.2   Tenant's Indemnity.  Tenant agrees to
indemnify and hold Landlord and its affiliates, shareholders, officers, directors, attorneys, agents, consultants, successors, and assigns harmless from and with respect to (i) any and all Losses related to or arising directly or indirectly any breach by Tenant of any covenant, warranty or representation contained in this Lease or in any agreement or certificate delivered by Tenant to Landlord pursuant to the terms of this Lease; (ii) any and all Losses arising directly or indirectly out of third party claims premised solely on events occurring or conditions arising during the Term and related to Tenant's operation of the Facility (the "Term Losses"); and (iii) any and all losses arising directly or indirectly out of any attempt or threat (regardless of whether successful and regardless of whether litigation is commenced) by any person or entity to cause or require Landlord to pay or discharge any actual or claimed debt, obligation, liability, or commitment of or associated with Tenant (collectively the "Tenant Liabilities Losses"). Except with respect to Term Losses and the Tenant Liabilities Losses, Tenant shall have no liability under this Section 23.2 unless and until, and only to the extent that, Landlord shall have incurred Losses, in the aggregate, in excess of $50,000 ("Tenant's Cushion").

               23.3   Indemnification Procedure.

                      23.3.1    In the event that any party (the
"Aggrieved") desires to make a claim against any other party (the "Indemnitor") in connection with any Losses for which the Aggrieved may seek indemnification hereunder (a "Claim"), the Aggrieved shall notify the Indemnitor of such Claim and the amount and circumstances surrounding it; provided that failure of the Aggrieved to give such notice shall only relieve the Indemnitor of its obligations under this Section 23 to the extent, if any, that the Indemnitor shall have been prejudiced thereby. Upon receipt of such notice from the Aggrieved, the Indemnitor shall be entitled, at the Indemnitor's election, to assume or participate in the defense of Claims made by a third party. In any case in which the Indemnitor assumes the defense of the Claim, the Indemnitor shall give the Aggrieved ten calendar days notice prior to executing any settlement agreement and the Aggrieved shall have the right to approve or reject any settlement and related expenses. Upon rejection of any settlement and related expenses, the Aggrieved shall assume control of the defense of such Claim and the liability of the Indemnitor with respect to such Claim shall be limited to the amount or the monetary equivalent of the rejected settlement and related expenses.

                      23.3.2    The Aggrieved shall retain the
right to employ its own counsel and to discuss matters with the Indemnitor related to the defense of any Claim, the defense of which has been assumed by the Indemnitor pursuant to Section
23.3.1 of this Lease, but the Aggrieved shall bear and shall be solely responsible for its own costs and expenses in connection with such participation. All decisions of the Indemnitor shall be final and the Aggrieved shall cooperate with the Indemnitor in all respects in the defense of the Claim.

                      23.3.3    If Indemnitor fails to give
notice of the assumption of the defense of any Claim within a reasonable time period not to exceed 45 days after receipt of notice thereof from the Aggrieved, the Indemnitor shall no longer be entitled to assume (but shall continue to be entitled to participate in) such defense. The Aggrieved may, at its option, continue to defend such Claim and, in such event, the Indemnitor shall indemnify the Aggrieved for all reasonable fees and expenses incurred in connection therewith. The Indemnitor shall be entitled to participate at its own expense and with its counsel in the defense of any Claim the defense of which it does not assume. Prior to effectuating any settlement of such Claim, the Aggrieved shall furnish the Indemnitor with written notice of any proposed settlement in sufficient time to allow the Indemnitor to act thereon. Within 15 days after the giving of such notice, the Aggrieved shall be permitted to effect such settlement unless the Indemnitor (i) reimburses the Aggrieved in accordance with the terms of this Section 23 for all reasonable fees and expenses incurred by the Aggrieved in connection with such Claim, (ii) assumes the defense of such Claim, and (iii) takes such other actions as the Aggrieved may reasonably request as assurance of the Indemnitor's ability to fulfill its obligations under this Section 23 in connection with such Lease.

          24.  MISCELLANEOUS PROVISIONS.

               24.1   Certain Definitions.

                      24.1.1    Environmental Laws means (i) any
federal, state or local law, statute, ordinance, rule, regulation, code, order, permit, directive, or requirement, relating to pollution, the environment, Hazardous Materials, underground storage tanks, or the protection of air, surface water, groundwater, drinking water, land (including its surface and subsurface), human health, the environment or any other natural resource, or concerning the use, storage, recycling, treatment, generation, transportation, processing, handling, production or disposal of any Hazardous Materials, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligation for or related to death, personal injury or property damage, or for the performance of, or payment of the cost of performing any investigation, remediation or clean-up of the threatened, alleged or actual presence of Hazardous Materials.Such term includes, without limitation, the Solid Waste Disposal Act (42 U.S.C. Section 6991, et seq.), as amended by the Resource Conservation and Recovery Act (42 U.S.C.
Section 6901, et seq.) ("RCRA"), and the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C.
Section 9601, et seq.) ("CERCLA"), as in existence on the date hereof.

                      24.1.2    Hazardous Material means ammonia,
asbestos; petroleum; and any material, substance or waste that may adversely affect human health or the environment or that is referenced in or regulated under the Environmental Laws, including, without limitation, any "hazardous waste," "hazardous substance," "toxic substance," "regulated substance," "pollutant," or "contaminant" as those terms are defined or used in the Environmental Laws. Such term includes, without limitation, (i) any material, substance or waste defined as a "hazardous waste" pursuant to Section 1004 of RCRA, (ii) any material, substance or waste defined as a "hazardous substance" pursuant to Section 101 of CERCLA or (iii) any material, substance or waste defined as a "regulated substance" pursuant to Subchapter IX of RCRA.

                      24.1.3    Losses means all actual liabili-
ties, losses, costs, damages, penalties, fines, assessments, de-mands, claims, causes of action, including, without limitation, reasonable attorneys', accountants' and consultants' fees and ex-penses and court costs, but net of the effect of the Aggrieved's actual benefit from tax deductions and credits and insurance pro-ceeds.

               24.2 Further Assurance and Assistance. After the Closing either party will, from time to time, upon the request of the other party, execute, acknowledge, and deliver in proper form any instrument of conveyance or further assurance reasonably necessary or desirable to effect the transactions in accordance with this Lease transfer to Tenant the interest in the Facility being transferred to Tenant in accordance with the terms of this Lease.

               24.3   Transfer and Other Taxes.  Except as
specifically provided for in this Lease, any and all sales, use, stamp, transfer, documentary, personal property, and like taxes; closing fees and charges; and any other fees and charges required to be paid in connection with the transfer of the Facility and the transactions contemplated hereby shall be the liability of and paid by Tenant or Landlord whose liability for such obligation is determined to be customary in the jurisdiction.

               24.4 Amendment and Modification. This Lease may be amended, modified or supplemented only by mutual written consent of the parties hereto.

               24.5 Waiver of Compliance. The failure by any party at any time to require performance of any provision hereof shall not affect its right later to require such performance. No waiver in any one or more instances shall (except as stated therein) be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any condition or breach of any other term, covenant, representation or warranty.

               24.6 Definition of "Knowledge". Whenever in this Lease any representation or warranty is expressed in terms of the "knowledge" of Tenant or Landlord, such knowledge shall be deemed to refer to matters known (i) in the case of Landlord, to any of Messrs. Henry S Dorfman, Joel Dorfman, Louis Glazier, Michael Rozzano, Keith Jahnke and Ronald Risher, and (ii) in the case of Tenant, to any of Messrs. R. Randolph Devening, Horst O. Sieben, William L. Brady, Bryant Bynum, and David Clapp.

               24.7   Bulk Transfer Laws.  Tenant hereby waives
Landlord's compliance with all applicable bulk sales, bulk sales tax laws or similar laws relating to the transfer to it of the Facility ("Bulk Transfer Laws").

               24.8 Disputes; Arbitration. The parties hereto agree that all disputes between them relating to this Lease are to be resolved by binding arbitration as provided herein. This agreement to arbitrate shall survive the rescission or termination of this Lease. All arbitration shall be conducted pursuant to the Commercial Arbitration Rules of the American Arbitration Association except as herein may be provided. The panel used will be selected from, if available, the "Food Industry Panel" employed by the American Arbitration Association and the decision of the arbitrators will be final and binding on all parties. All arbitration will be undertaken pursuant to the Federal Arbitration Act, where applicable, and the decision of the arbitrators will be enforceable in any court of competent jurisdiction.

          In any dispute where a party seeks $50,000 or more in damages, three arbitrators will be employed. All costs attendant to the arbitration, excluding attorney's and expert's fees, will be borne equally by the parties. Each party will bear its own attorney's and expert's fees. The arbitrators will not award punitive, consequential or indirect damages. Each party hereby waives the right to such damages and agrees to receive only those actual damages directly resulting from the claim asserted. In resolving all disputes between the parties, the arbitrators will apply the law of the State of Missouri, except as may be modified by this Lease. The arbitrators are by this Lease directed to conduct the arbitration hearing no later than three (3) months from the service of the statement of claim and demand for arbitration unless good cause is shown establishing that the hearing cannot fairly and practically be so convened.

          Except as needed for presentation in lieu of a live ap-pearance, depositions will not be taken. Parties will be entitled to conduct document discovery by requesting production of documents. Responses or objections will be served twenty days after receipt of a request. The arbitrators will resolve any discovery disputes by such prehearing conferences as may be needed. All parties agree that the arbitrators and any counsel of record to the proceeding will have the power of subpoena process as provided by law.

          The parties may be in a relationship that could give rise to the need by one or more of the parties for emergency judicial relief to regain possession of goods, to prevent the sale or transfer of goods. The parties agree that either shall be entitled to pursue such remedies for emergency or preliminary injunctive relief in any court of competent jurisdiction, provided that each party agrees that it will consent to the stay of such judicial proceedings on the merits of both this Lease and the related transactions pending arbitration of all underlying claims between the parties immediately following the issuance of any such emergency or injunctive relief.

               24.9 Counterparts. This Lease may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               24.10 Entire Lease. This Lease, including the agreements referred to herein, the Schedules and Exhibits attached hereto and other documents referred to herein which form a part hereof, contains the entire understanding of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements by and among Landlord, Tenant, and all affiliates of Tenant regarding the Facility. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Lease supersedes all prior agreements and understandings between the parties with respect to such subject matter.

               24.11 Schedules. Notwithstanding anything to the contrary contained in this Lease, Landlord and Tenant hereby agree that the schedules are attached hereto and are made a part of this Lease for all purposes. The parties further understand and agree that disclosure made in any schedule shall be deemed disclosure in all other schedules as if set forth therein, that is, information set forth in one schedule shall be construed as disclosure in all schedules.

               24.12 Third Party Beneficiaries. Regardless of any other provision of this Lease, there are no third party beneficiaries of this Lease or of any term or provision thereof.

               24.13 Deposit. Landlord shall be entitled to re-tain the Deposit in all circumstances except: (i) Tenant's exer-cise of the option to purchase the Facility, in which event the Deposit shall be applied to the purchase price as provided in
Section 22.1.1, (ii) the termination of this Lease because of a default by Landlord, (iii) as described in Section 6.4.2, (iv) as described in Section 22.6 and (v) Landlord's failure to convey the Facility to Tenant as provided in Section 22 upon Tenant's exercise of the option to purchase the Facility.

               24.14 Memorandum of Lease. Upon the execution of this Lease, Landlord and Tenant shall duly execute and deliver to the Title Company for recording a Memorandum of Lease in recordable form and substantially in the form of Exhibit "E" to this Lease.

               24.15  Governing Law.  This Lease shall be
governed by and construed in accordance with the laws of the State of Missouri.

          IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed and delivered, all as of the day and year first above written.

                                THORN APPLE VALLEY, INC., a
                                Michigan corporation


                                By /s/ Louis Glazier
                                  Name: Louis Glazier
                                  Title:Executive Vice President
                                         Finance & Administration

                                CONTINENTAL DELI FOODS, INC., a
                                Delaware corporation


                                By /s/ William L. Brady
                                  William L. Brady
                                  Vice President



STATE OF MICHIGAN      )
                       ) ss.
COUNTY OF OAKLAND      )

          This instrument was acknowledged before me on the 31st day of May, 1996, by Louis Glazier as Executive Vice President of
Thorn Apple Valley, Inc., a Michigan corporation.

(Seal)                          /s/ Janet M. Anglebrandt
                                Notary Public
                                My commission expires: 8/17/98




STATE OF OKLAHOMA      )
                       ) ss.
COUNTY OF OKLAHOMA     )

          This instrument was acknowledged before me on the 31st day of May, 1996, by William L. Brady as Vice President of Conti-nental Deli Foods, Inc., a Delaware corporation.

(Seal)                          /s/ Essa G. Hicks
                                Notary Public
                                My commission expires: 1/26/98